UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2006

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.
333-42427	J. CREW GROUP, INC. (Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-2894486

333-42423	J. CREW OPERATING CORP. (Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-3540930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into Material Definitive Agreements

On April 24, 2006 J. Crew Operating Corp. (“Operating”) entered into commitment letters with Goldman Sachs Credit Partners L.P., Bear, Stearns & Co. Inc., Bear Stearns Corporate Lending Inc., and Wachovia Bank, National Association under which such institutions and their affiliates have committed to provide a senior secured term loan (the “Term Loan”) to Operating with a principal amount of up to $285.0 million (which commitment letters include an accordion feature by which the principal amount thereof may be increased to up to $385.0 million subject to certain terms and conditions). Operating intends to use the proceeds of the Term Loan and cash on hand to repay or redeem Operating’s 9 ¾% Senior Subordinated Notes due 2014 (the “9 ¾% Notes”) and to pay premiums, fees, commissions and expenses related to such transaction. The closing and funding of the Term Loan are conditioned on (i) the consolidated indebtedness and preferred stock of J. Crew Group, Inc. and its subsidiaries (collectively, “J. Crew”) at the time of closing and funding not exceeding a maximum amount, (ii) the amendment of the existing revolving credit agreement of Operating and certain of its subsidiaries with Wachovia Bank, National Association and certain other lenders (the “Revolving Credit Facility”) to permit, among other things, the contemplated Term Loan and the security interest in and liens on the collateral securing the Term Loan, (iii) the release of the security interest in and liens on the collateral securing the 9 ¾% Notes, (iv) the amendment of the terms of Operating’s 5.0% Notes Payable due 2008 to subordinate the obligations thereunder to the obligations of the Operating and each guarantor under the Term Loan and (v) the satisfaction of certain other customary conditions. The Term Loan will be secured by a perfected first or second priority security interest in substantially all of J. Crew’s assets, subject to inter-creditor arrangements to be negotiated between the lenders under the Revolving Credit Facility and lenders under the Term Loan.

The information in this Current Report is being furnished under Item 1.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the current expectations or beliefs of Group and Operating (collectively, the “Company”) concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of the Company’s products within the prevailing retail environment, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Annual Report on Form 10-K for the period ended January 31, 2005 (the “Form 10-K”) and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.
J. CREW OPERATING CORP.

By /s James S. Scully
Name: James S. Scully
Title: Executive Vice President and Chief Financial Officer

 Date: April 24, 2006